PRESS RELEASE

Plantronics Reports Second Quarter Fiscal Year 2008 Results

Revenues & Profits Increase on Office & Call Center Demand and Increase in International Sales;
Earnings per Share Exceed Guidance

FOR INFORMATION, CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	FOR IMMEDIATE RELEASE October 23, 2007

SANTA CRUZ, CA – October 23, 2007 - Plantronics, Inc., (NYSE: PLT) today announced second quarter fiscal 2008 net revenues of $208.2 million compared with $194.9 million in the second quarter of fiscal 2007.  Revenues were within the guidance range of $206 to $212 million.  Plantronics' GAAP diluted earnings per share were $0.34 in the second quarter of fiscal 2008 compared with $0.26 in same quarter of the prior year.  Non-GAAP diluted earnings per share for the current quarter were $0.39 compared with $0.32 in the second quarter of fiscal 2007.  Earnings per share were greater than the previously provided GAAP guidance of $0.25 to $0.29 and non-GAAP guidance of $0.30 to $0.35.  The primary difference between GAAP and non-GAAP earnings per share for the current period is the cost of equity-based compensation.

“Our most important long term objective has been to grow our office business and we were pleased with the increase in our office wireless revenues.  International demand for office wireless accelerated and our new CS70N office system is being well received in the market.  Our gross margin also improved as our focus on reducing product cost and increasing manufacturing effectiveness resulted in nearly three points of gross margin improvement in the ACG segment.  Finally, we introduced and started shipping some important new Bluetooth, consumer entertainment and home office products in the second quarter.  These new products have received an excellent reception from the market,” stated Ken Kannappan, President & CEO of Plantronics.

Audio Communications Group (ACG) Non-GAAP Results
(Office & Contact Center, Mobile, Computer, Clarity)

Second quarter net revenues of $181.0 million were up 11% compared with $163.0 million in the year-ago quarter.  Revenue growth compared to the year-ago quarter was driven by demand for wireless products, with office wireless up by 28% from a year ago and mobile Bluetooth up 17% from the same period.  The CS70N, introduced in May, contributed significantly to the growth in office wireless this quarter.

Gross margin in Q2 FY08 was 47.2% compared with 44.3% in the year-ago quarter.  Among the factors contributing to the higher gross margin was cost reduction on our office wireless and Bluetooth mobile products.  We also continue to achieve greater productivity and improved effectiveness in our manufacturing processes.  Operating margin in Q2 FY08 was 18.3% compared with 15% in the year-ago quarter primarily on the strength of the higher gross margin.

Audio Entertainment Group (AEG) Non-GAAP Results
(Altec Lansing)

Second quarter net revenues of $27.2 million were down 14.8% from $31.9 million in the year-ago quarter. While the turn-around of this division remains heavily dependent on a refreshed product portfolio, other steps are being taken to return the unit to profitability, including new management.  The Company continues to target profitability for the division by the December quarter of next fiscal year.

The division’s gross margin was 0.4% compared with 16.9% in the year-ago quarter.  Operating loss was $9.6 million in the quarter compared with an operating loss of $4.5 million in the same quarter of the prior year.

While results were lower than the year-ago quarter, revenues grew sequentially mostly on the strength of the iM600, the loss was reduced and the division performed slightly better than we anticipated.  During the quarter, AEG also began shipping a number of new products; including the PT 7031 wireless home theatre sound system and PT 8050 wireless surround sound home theatre system.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

Business Outlook

The following statements are based on current expectations.  Many of these statements are forward-looking, and actual results may differ materially.

We have a “book and ship” business model whereby we ship most orders to our customers within 48 hours of our receipt of those orders, and we thus cannot rely on the level of backlog to provide visibility into potential future revenues.  Our business is inherently difficult to forecast, and there can be no assurance that the incoming orders we expect to receive over the balance of the quarter will materialize.

We are currently expecting revenues for ACG and AEG to increase sequentially in the third quarter and for the non-GAAP AEG operating loss to be lower than the second quarter.  The consumer related portions of our business are expected to grow strongly in the third quarter and it is thus likely that gross margin will be lower in Q3 than it was in Q2 due to product and segment mix.  We are also planning a number of sales and marketing programs in the third quarter, some of which were deferred from the second quarter, and are thus expecting to increase our operating expenses sequentially and in comparison to the year ago quarter.  Subject to the foregoing, we are currently expecting the following financial results for the third quarter of fiscal 2008:

•	Net revenues for the third quarter of fiscal 2008 to be in the range of $230 - $235 million;

•	Non-GAAP consolidated tax rate to be approximately 24%;

•	The EPS cost of equity compensation pursuant to FAS 123(R) to be approximately $0.05 - $0.06;

•	Non-GAAP earnings per share for the third quarter of fiscal 2008 to be in the range of $0.37 - $0.42; and

•	GAAP earnings per share of approximately $0.32 to $0.37.

Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets.  Plantronics will not comment on these targets to analysts or investors except by its next press release announcing its third quarter fiscal year 2008 results or by other public disclosure.  Any statements by persons outside Plantronics speculating on the progress of the third quarter fiscal year 2008 will not be based on internal Company information and should be assessed accordingly by investors.

Conference Call Scheduled to Discuss Financial Results

Plantronics has scheduled a conference call to discuss the contents of this release.  The conference call will take place today, Tuesday, October 23 at 2:00 PM (PDT). All interested investors and potential investors in Plantronics stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #2596307 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers. The conference call will also be simultaneously web cast at www.plantronics.com under Investor Relations.

Use of Non-GAAP Financial Information

Plantronics excludes non-recurring transactions and non-cash expenses such as stock-based compensation related to stock options, awards and employee stock purchases from: non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin and non-GAAP effective tax rate.  Plantronics excludes these expenses from its non-GAAP measures primarily because Plantronics does not believe they are reflective of ongoing operating results and are not part of its target operating model.  Plantronics believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its performance and liquidity, and help investors compare actual results to its long-term target operating model goals. Plantronics believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

SAFE HARBOR

This release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Specific forward-looking statements include our profitability target of December 2008 for our AEG business, and that this can be achieved primarily via a refreshed product offering, and meeting our estimates of net revenues, margins, operating expenses, tax rate and earnings for the third quarter of fiscal 2008.  These forward-looking statements involve a number of risks and uncertainties, and are based on current information and management judgment.

Among the factors that could cause actual results to differ materially from those projected are:

•	Our operating results are difficult to predict;
•	The ability to achieve the turnaround of AEG is uncertain because:
•	it is dependent upon our ability to more effectively research and implement features in our AEG products that consumers want and are willing to purchase;
•	we must be able to meet the market windows for these products;
•	we must be able to retain or obtain the shelf space for these products in our sales channel;
•	we must retain or improve the brand recognition associated with the Altec Lansing brand during the turnaround;
•	Failure to achieve any of these objectives may adversely affect our financial results;
•
We have significant intangible assets and goodwill recorded on our balance sheet.  If the carrying value of our intangible assets and goodwill is not recoverable, an impairment loss must be recognized which would adversely affect our financial results;

•
The market for our products is characterized by rapidly changing technology, short product life cycles, and frequent new product introductions, and we may not be able to develop, manufacture or market new products in response to changing customer requirements and new technologies;

•	The actions of existing and/or new competitors, especially with regard to pricing and promotional programs;
•	Product mix is difficult to estimate and standard margin varies considerably by product;
•
Failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts to meet demand without having excess inventory or incurring cancellation charges;

•	The inability to successfully develop, manufacture and market new products and achieve volume shipment schedules to meet demand;
•	A softening of the level of market demand for our products;
•	Variations in sales and profits in higher tax, as compared to lower tax, jurisdictions;
•	Fluctuations in foreign exchange rates;
•
Class action lawsuits are being brought against us and other Bluetooth headset manufacturers claiming “noise induced hearing loss”.  While we believe these suits are without merit, the costs to defend against them could be high and the results of litigation are not predictable in any event;

•	Changes in the regulatory environment either as to headsets directly or as to the products, such as mobile phones, with which our products are used; and
•
Additional risk factors include: changes in the timing and size of orders from our customers, price erosion, increased requirements from retail customers for marketing and advertising funding, interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, failure of our distribution channels to operate as we expect, failure to develop products that keep pace with technological changes, the inherent risks of our substantial foreign operations, problems which might affect our manufacturing facilities in Mexico or in China, and the loss of the services of key executives and employees.

For more information concerning these and other possible risks, please refer to the Company's Annual Report on Form 10-K filed May 29, 2007, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

Financial Summaries

The following related charts are provided:
•	Summary Unaudited Condensed Consolidated Financial Statements
•	Summary Unaudited Condensed Statements of Operations by Segment
•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliations for the Three and Six Months Ended September 30, 2007
•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliations for the Three and Six Months Ended September 30, 2006
•	Summary Unaudited Statements of Operations and Related Data

About Plantronics

In 1969, a Plantronics headset carried the historic first words from the moon: “That’s one small step for man, one giant leap for mankind.”  Since then, Plantronics has become the headset of choice for mission-critical applications such as air traffic control, 911 dispatch, and the New York Stock Exchange.  Today, this history of Sound Innovation® is the basis for every product we build for the office, contact center, personal mobile, entertainment and residential markets. The Plantronics family of brands includes Plantronics, Altec Lansing, Clarity, and Volume Logic. For more information, go to www.plantronics.com or call (800) 544-4660.

Altec Lansing, Clarity, Plantronics, Sound Innovation, Volume Logic and AudioIQ are trademarks or registered trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

###

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2007	2006	2007

Net revenues	$194,934	$208,224	$390,003	$414,719
Cost of revenues	118,039	123,768	237,509	246,717
Gross profit	76,895	84,456	152,494	168,002
Gross profit %	39.4%	40.6%	39.1%	40.5%

Research, development and engineering	16,938	19,208	35,597	38,696
Selling, general and administrative	43,934	45,941	88,387	92,052
Gain on sale of land	-	-	(2,637)	-
Total operating expenses	60,872	65,149	121,347	130,748
Operating income	16,023	19,307	31,147	37,254
Operating income %	8.2%	9.3%	8.0%	9.0%

Interest and other income (expense), net	267	1,793	1,252	3,127
Income before income taxes	16,290	21,100	32,399	40,381
Income tax expense	3,765	4,578	7,583	8,884
Net income	$12,525	$16,522	$24,816	$31,497

% of net revenues	6.4%	7.9%	6.4%	7.6%

Diluted earnings per common share	$0.26	$0.34	$0.52	$0.64
Shares used in diluted per share calculations	47,626	49,310	47,934	48,963

Tax rate	23.1%	21.7%	23.4%	22.0%

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	September 30,
	2007	2007
ASSETS
Cash and cash equivalents	$94,131	$86,379
Short-term investments	9,234	53,515
Total cash, cash equivalents, and
short-term investments	103,365	139,894
Accounts receivable, net	113,758	128,705
Inventory	126,605	133,516
Deferred income taxes	12,659	12,987
Other current assets	18,474	14,025
Total current assets	374,861	429,127
Property, plant and equipment, net	97,259	99,524
Intangibles, net	100,120	95,524
Goodwill	72,825	72,825
Other assets	6,239	6,055
	$651,304	$703,055
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$49,956	$51,471
Accrued liabilities	54,025	63,491
Income taxes payable	12,476	-
Total current liabilities	116,457	114,962
Deferred tax liability	37,344	33,660
Long-term income taxes payable	-	15,299
Other long-term liabilities	696	685
Total liabilities	154,497	164,606
Stockholders' equity	496,807	538,449
	$651,304	$703,055

AUDIO COMMUNICATIONS GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2007	2006	2007

Net revenues	$163,034	$181,047	$326,770	$366,619
Cost of revenues	91,528	96,163	185,191	195,959
Gross profit	71,506	84,884	141,579	170,660
Gross profit %	43.9%	46.9%	43.3%	46.5%

Research, development and engineering	14,543	16,194	30,560	32,978
Selling, general and administrative	36,199	39,020	72,076	79,026
Gain on sale of land	-	-	(2,637)	-
Total operating expenses	50,742	55,214	99,999	112,004
Operating income	$20,764	$29,670	$41,580	$58,656
Operating income %	12.7%	16.4%	12.7%	16.0%

AUDIO ENTERTAINMENT GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2007	2006	2007

Net revenues	$31,900	$27,177	$63,233	$48,100
Cost of revenues	26,511	27,605	52,318	50,758
Gross profit (loss)	5,389	(428)	10,915	(2,658)
Gross profit (loss) %	16.9%	(1.6)%	17.3%	(5.5)%

Research, development and engineering	2,395	3,014	5,037	5,718
Selling, general and administrative	7,735	6,921	16,311	13,026
Total operating expenses	10,130	9,935	21,348	18,744
Operating loss	$(4,741)	$(10,363)	$(10,433)	$(21,402)
Operating loss %	(14.9)%	(38.1)%	(16.5)%	(44.5)%

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2007				September 30, 2007
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$208,224	$-		$208,224	$414,719	$-		$414,719
Cost of revenues	123,768	(1,129)	(2)	122,639	246,717	(1,770)	(2)	244,947
Gross profit	84,456	1,129		85,585	168,002	1,770		169,772
Gross profit %	40.6%			41.1%	40.5%			40.9%

Research, development and engineering	19,208	(855)	(1)	18,353	38,696	(1,783)	(1)	36,913
Selling, general and administrative	45,941	(2,282)	(1)	43,659	92,052	(4,826)	(1)	87,226
Total operating expenses	65,149	(3,137)		62,012	130,748	(6,609)		124,139
Operating income	19,307	4,266		23,573	37,254	8,379		45,633
Operating income %	9.3%			11.3%	9.0%			11.0%

Interest and other income (expense), net	1,793	-		1,793	3,127	-		3,127
Income before income taxes	21,100	4,266		25,366	40,381	8,379		48,760
Income tax expense	4,578	1,509		6,087	8,884	2,818		11,702
Net income	$16,522	$2,757		$19,279	$31,497	$5,561		$37,058

% of net revenues	7.9%			9.3%	7.6%			8.9%

Diluted earnings per common share	$0.34	$0.06		$0.39	$0.64	$0.11		$0.76
Shares used in diluted per share calculations	49,310	49,310		49,310	48,963	48,963		48,963

AUDIO COMMUNICATIONS GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2007				September 30, 2007
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$181,047	$-		$181,047	$366,619	$-		$366,619
Cost of revenues	96,163	(590)	(1)	95,573	195,959	(1,213)	(1)	194,746
Gross profit	84,884	590		85,474	170,660	1,213		171,873
Gross profit %	46.9%			47.2%	46.5%			46.9%

Research, development and engineering	16,194	(824)	(1)	15,370	32,978	(1,717)	(1)	31,261
Selling, general and administrative	39,020	(2,097)	(1)	36,923	79,026	(4,445)	(1)	74,581
Total operating expenses	55,214	(2,921)		52,293	112,004	(6,162)		105,842
Operating income	$29,670	$3,511		$33,181	$58,656	$7,375		$66,031
Operating income %	16.4%			18.3%	16.0%			18.0%

AUDIO ENTERTAINMENT GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2007				September 30, 2007
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$27,177	$-		$27,177	$48,100	$-		$48,100
Cost of revenues	27,605	(539)	(2)	27,066	50,758	(557)	(2)	50,201
Gross profit (loss)	(428)	539		111	(2,658)	557		(2,101)
Gross profit (loss) %	(1.6)%			0.4%	(5.5)%			(4.4)%

Research, development and engineering	3,014	(31)	(1)	2,983	5,718	(66)	(1)	5,652
Selling, general and administrative	6,921	(185)	(1)	6,736	13,026	(381)	(1)	12,645
Total operating expenses	9,935	(216)		9,719	18,744	(447)		18,297
Operating loss	$(10,363)	$755		$(9,608)	$(21,402)	$1,004		$(20,398)
Operating loss %	(38.1)%			(35.4)%	(44.5)%			(42.4)%

(1) Excluded amount represents stock-based compensation.
(2) Excluded amount represents stock-based compensation and $517 related to the impairment of an intangible asset.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-cash expenses, such as the impact of all stock-based compensation charges under FAS 123R, and non-recurring transactions that Plantronics does not believe are reflective of ongoing operating results and are not part of its target operating model. At the segment level, we have presented non-GAAP statements that only show our results to the operating income line. On a consolidated basis, we have presented full non-GAAP statement of operations. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2006				September 30, 2006
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$194,934	$-		$194,934	$390,003	$-		$390,003
Cost of revenues	118,039	(682)	(1)	117,357	237,509	(1,471)	(1)	236,038
Gross profit	76,895	682		77,577	152,494	1,471		153,965
Gross profit %	39.4%			39.8%	39.1%			39.5%

Research, development and engineering	16,938	(883)	(1)	16,055	35,597	(1,909)	(1)	33,688
Selling, general and administrative	43,934	(2,364)	(1)	41,570	88,387	(4,985)	(1)	83,402
Gain on sale of land	-	-		-	(2,637)	2,637	(2)	-
Total operating expenses	60,872	(3,247)		57,625	121,347	(4,257)		117,090
Operating income	16,023	3,929		19,952	31,147	5,728		36,875
Operating income %	8.2%			10.2%	8.0%			9.5%

Interest and other income (expense), net	267	-		267	1,252	-		1,252
Income before income taxes	16,290	3,929		20,219	32,399	5,728		38,127
Income tax expense	3,765	1,284		5,049	7,583	1,727		9,310
Net income	$12,525	$2,645		$15,170	$24,816	$4,001		$28,817

% of net revenues	6.4%			7.8%	6.4%			7.4%

Diluted earnings per common share	$0.26	$0.06		$0.32	$0.52	$0.08		$0.60
Shares used in diluted per share calculations	47,626	47,626		47,626	47,934	47,934		47,934

AUDIO COMMUNICATIONS GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2006				September 30, 2006
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$163,034	$-		$163,034	$326,770	$-		$326,770
Cost of revenues	91,528	(674)	(1)	90,854	185,191	(1,455)	(1)	183,736
Gross profit	71,506	674		72,180	141,579	1,455		143,034
Gross profit %	43.9%			44.3%	43.3%			43.8%

Research, development and engineering	14,543	(864)	(1)	13,679	30,560	(1,862)	(1)	28,698
Selling, general and administrative	36,199	(2,199)	(1)	34,000	72,076	(4,717)	(1)	67,359
Gain on sale of land	-	-		-	(2,637)	2,637	(2)	-
Total operating expenses	50,742	(3,063)		47,679	99,999	(3,942)		96,057
Operating income	$20,764	$3,737		$24,501	$41,580	$5,397		$46,977
Operating income %	12.7%			15.0%	12.7%			14.4%

AUDIO ENTERTAINMENT GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2006				September 30, 2006
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$31,900	$-		$31,900	$63,233	$-		$63,233
Cost of revenues	26,511	(8)	(1)	26,503	52,318	(16)	(1)	52,302
Gross profit (loss)	5,389	8		5,397	10,915	16		10,931
Gross profit (loss) %	16.9%			16.9%	17.3%			17.3%

Research, development and engineering	2,395	(19)	(1)	2,376	5,037	(47)	(1)	4,990
Selling, general and administrative	7,735	(165)	(1)	7,570	16,311	(268)	(1)	16,043
Total operating expenses	10,130	(184)		9,946	21,348	(315)		21,033
Operating loss	$(4,741)	$192		$(4,549)	$(10,433)	$331		$(10,102)
Operating loss %	(14.9)%			(14.3)%	(16.5)%			(16.0)%

(1) Excluded amount represents stock-based compensation.
(2) Excluded amount represents gain on sale of land.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-cash expenses, such as the impact of all stock-based compensation charges under FAS 123R, and non-recurring transactions that Plantronics does not believe are reflective of ongoing operating results and are not part of its target operating model. At the segment level, we have presented non-GAAP statements that only show our results to the operating income line. On a consolidated basis, we have presented full non-GAAP statement of operations. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Statements of Operations and Related Data (1)

	Q107	Q207	Q307	Q407	FY07	Q108	Q208
Net revenues	$195,069	$194,934	$215,435	$194,716	$800,154	$206,495	$208,224
Cost of revenues	118,681	117,357	133,855	117,738	487,631	122,308	122,639
Gross profit	76,388	77,577	81,580	76,978	312,523	84,187	85,585
Gross profit %	39.2%	39.8%	37.9%	39.5%	39.1%	40.8%	41.1%

Research, development and engineering	17,633	16,055	16,902	17,470	68,060	18,560	18,353
Selling, general and administrative	41,832	41,570	43,619	44,911	171,932	43,567	43,659
Operating expenses	59,465	57,625	60,521	62,381	239,992	62,127	62,012

Operating income	16,923	19,952	21,059	14,597	72,531	22,060	23,573
Operating income %	8.7%	10.2%	9.8%	7.5%	9.1%	10.7%	11.3%

Income before income taxes	17,908	20,219	22,552	15,941	76,620	23,394	25,366
Income tax expense	4,261	5,049	4,479	2,507	16,296	5,615	6,087
Income tax expense as a percent
of income before taxes	23.8%	25.0%	19.9%	15.7%	21.3%	24.0%	24.0%

Net income	$13,647	$15,170	$18,073	$13,434	$60,324	$17,779	$19,279
Diluted shares outstanding	48,268	47,626	47,922	48,218	48,020	48,681	49,310
EPS	$0.28	$0.32	$0.38	$0.28	$1.26	$0.37	$0.39

Net revenues from unaffiliated customers:
Audio Communication Group
Office and Contact center	$114,267	$115,813	$118,280	$126,964	$475,324	$132,205	$131,357
Mobile	35,806	33,199	43,080	34,774	146,859	41,238	35,859
Gaming and Computer	7,289	7,727	8,364	6,782	30,162	6,485	8,277
Other specialty products	6,375	6,294	6,787	4,713	24,169	5,644	5,554
Audio Entertainment Group	31,332	31,900	38,924	21,483	123,640	20,923	27,177

Net revenues by geographic area
from unaffiliated customers:
Domestic	$126,900	$122,782	$126,178	$115,846	$491,706	$131,295	$126,657
International	68,169	72,152	89,257	78,870	308,448	75,200	81,567

Balance Sheet accounts and metrics:
Accounts receivable, net	$121,702	$118,646	$131,735	$113,758	$113,758	$121,705	$128,705
Days sales outstanding	56	55	55	53		53	56
Inventory, net	$135,979	$139,426	$134,263	$126,605	$126,605	$136,253	$133,516
Inventory turns	3.5	3.4	4.0	3.8		3.6	3.7

(1) Non-GAAP.